                                                                  EXHIBIT (12)-1

                    BALTIMORE GAS AND ELECTRIC COMPANY (BGE)

         COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                 PREFERRED AND PREFERENCE DIVIDEND REQUIREMENTS

                                     9 MONTHS                                  12 MONTHS ENDED
                                       ENDED     ----------------------------------------------------------------------------
                                     SEPTEMBER    SEPTEMBER    DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER
                                       1995         1995         1994         1993         1992         1991         1990
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                     (THOUSANDS OF DOLLARS)
Net Income........................  $   285,078  $   333,226  $   323,617  $   309,866  $   264,347  $   233,681  $   175,446
Taxes on Income...................      143,303      165,900      156,702      140,833      105,994       88,041       22,818
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Adjusted Net Income...............  $   428,381  $   499,126  $   480,319  $   450,699  $   370,341  $   321,722  $   198,264
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

Fixed Charges:
  Interest and Amortization of
   Debt Discount and Expense and
   Premium on all Indebtedness....  $   156,613  $   208,237  $   204,206  $   199,415  $   200,848  $   213,616  $   194,656
  Capitalized Interest............       10,676       14,131       12,427       16,167       13,800       20,953       25,748
  Interest Factor in Rentals......        1,474        2,017        2,010        2,144        2,033        1,801        1,840
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Total Fixed Charges.............  $   168,763  $   224,385  $   218,643  $   217,726  $   216,681  $   236,370  $   222,244
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

Preferred and Preference
  Dividend Requirements:
  Preferred and Preference
   Dividends......................  $    30,135  $    40,103  $    39,922  $    41,839  $    42,247  $    42,746  $    40,261
  Income Tax Required.............       15,168       19,712       19,074       18,763       16,729       15,916        5,166
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Total Preferred and Preference
   Dividend Requirements..........  $    45,303  $    59,815  $    58,996  $    60,602  $    58,976  $    58,662  $    45,427
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

Total Fixed Charges and Preferred
 and Preference Dividend
 Requirements.....................  $   214,066  $   284,200  $   277,639  $   278,328  $   275,657  $   295,032  $   267,671
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Earnings (1)......................  $   586,468  $   709,380  $   686,535  $   652,258  $   373,222  $   537,139  $   394,760
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

Ratio of Earnings to Fixed
 Charges..........................         3.48         3.16         3.14         3.00         2.65         2.27         1.78
Ratio of Earnings to Combined
 Fixed Charges and Preferred
 and Preference Dividend
 Requirements.....................         2.74         2.50         2.47         2.34         2.08         1.82         1.47

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(1) Earnings  consist of adjusted  net income and  total fixed charges excluding capitalized interest.